Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

American Financial Realty Trust:

We have audited the accompanying consolidated balance sheets of American Financial Realty Trust and subsidiaries (Successor) as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 2004 and the period from September 10, 2002 (commencement of operations) to December 31, 2002 (Successor periods), and the related combined statements of operations, owners’ net investment and cash flows of American Financial Real Estate Group (Predecessor) for the period from January 1, 2002 to September 9, 2002 (Predecessor period). In connection with our audits of the consolidated financial statements, we also have audited financial statement schedule III. These consolidated and combined financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Financial Realty Trust and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the Successor periods in conformity with U.S. generally accepted accounting principles. Further, in our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of American Financial Real Estate Group for the Predecessor period in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of American Financial Realty Trust’s internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 9, 2005 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 9, 2005, except as to Notes 8, 10 and 15, which are as of August 10, 2005

Exhibit 99.2

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and December 31, 2003

(In thousands, except share and per share data)

	December 31,
	2004	2003
Assets:
Real estate investments, at cost:
Land	$415,852	$225,287
Building and improvements	2,280,971	1,228,254
Equipment and fixtures	352,737	196,142
Leasehold interests	4,972	5,040

Total real estate investments, at cost	3,054,532	1,654,723
Less accumulated depreciation	(147,478)	(57,727)

Total real estate investments, net	2,907,054	1,596,996
Cash and cash equivalents	110,607	211,158
Restricted cash	59,905	28,330
Marketable investments and accrued interest	24,272	67,561
Tenant and other receivables, net	34,667	15,425
Prepaid expenses and other assets	65,551	6,848
Assets held for sale	101,827	82,002
Intangible assets, net of accumulated amortization of $25,749 and $5,330	590,341	115,084
Deferred costs, net of accumulated amortization of $7,637 and $2,926	57,623	18,935

Total assets	$3,951,847	$2,142,339

Liabilities and Shareholders’ Equity:
Mortgage notes payable	$2,008,554	$921,355
Credit facility	270,000	—
Convertible notes, net	445,926	—
Accounts payable	4,947	2,079
Accrued interest expense	24,510	8,050
Accrued expenses and other liabilities	60,098	29,716
Dividends and distributions payable	29,805	28,295
Below-market lease liabilities, net of accumulated amortization of $3,396 and $1,463	59,232	49,485
Deferred revenue	105,745	33,569
Liabilities related to assets held for sale	7,972	55,824

Total liabilities	3,016,789	1,128,373

Minority interest	65,099	36,365
Shareholders’ equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued and outstanding at December 31, 2004 and December 31, 2003	—	—
Common shares, 500,000,000 shares authorized at $0.001 per share, 111,001,935 and 108,096,217 issued and outstanding at December 31, 2004 and December 31, 2003	111	108
Capital contributed in excess of par	1,130,034	1,102,561
Deferred compensation	(16,518)	(16,291)
Accumulated deficit	(229,380)	(94,557)
Accumulated other comprehensive loss	(14,288)	(14,220)

Total shareholders’ equity	869,959	977,601

Total liabilities and shareholders’ equity	$3,951,847	$2,142,339

See accompanying notes to consolidated and combined financial statements.